Exhibit 23.02
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2008, relating to the financial statements, which appears in Glu Mobile Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007.
/s/ PricewaterhouseCoopers LLP
San Jose, California
March 31, 2008